UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2023

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Clark Street Sharon PA	16146
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +1 - 412 – 515 - 0896

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Mawson Infrastructure Group Inc. (the “Company”) is pleased to announce that the Company has appointed Mr. William ‘Sandy’ Harrison, 57, as its new chief financial officer (“CFO”), effective July 14, 2023.

Mr. Harrison has more than 27 years of experience as a senior finance executive primarily in semiconductor and communications-related technology companies. His roles have included Senior Research Analyst, Director of Research, and a partner at two Investment banking firms where he served as a principal and participated in several operating committee roles. He has also served as Vice-President of Investor Relations as well as headed the Financial Planning and Analysis (FP&A) and Marketing communications teams at a multi-billion-dollar market-cap technology company.

Mr. Harrison earned a B.A. degree from Washington and Lee University and a MBA in Finance from Loyola University Maryland. He is a previous holder of the Series 7, 24, 63, 86 and 87 licenses.

There are no reportable family relationships or related person transactions involving the Company and Mr. Harrison. Mr. Harrison is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Since August 9, 2022, as reported at the time, Mr. Ariel Sivikofsky provided CFO services to the Company and no longer provides CFO services following the appointment of Mr. Harrison as CFO. In addition, the Company announces the departure of Mr. Liam Wilson as the Company’s Chief Operating Officer effective July 14, 2023 given personal reasons. The Company does not expect to seek a replacement for the COO position and the responsibilities will be absorbed by the CEO and President and other members of the leadership team. The Company expects this change in management responsibilities amongst the executive team will be synergistic for the business and operations. The Company thanks Mr. Wilson for his contributions to the Company and wishes him well. Mr. Wilson’s resignation is not the result of any dispute or disagreement with the Company or management and is not a reflection on the Company’s results of operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Chief Financial Officer Offer Letter and Exhibit A
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: July 14, 2023	By:	/s/ Rahul Mewawalla
Rahul Mewawalla
Chief Executive Officer and President

2